UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2016

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2016, pursuant to a Contract For Purchase and Sale, effective on such date (the “Purchase Agreement”), between Nelson Cherry Properties, LLC and Smith-Columbia Corporation (“Purchaser”), a wholly-owned subsidiary of Smith-Midland Corporation (the “Company”), Purchaser consummated the purchase of the land, building and fixtures of a precast concrete production facility located near Columbia, South Carolina for a purchase price of $1,550,000. The facility is located on 39 acres of land and has approximately 40,000 square feet of production and office space. The purchase was financed by a new 15 year bank facility with the Company’s current bank in the amount of $1,317,500, with the balance provided from cash resources. For a description of such loan, see Item 2.03 of this Form 8-K. For several months prior to the closing, Purchaser had rented the facilities from Seller to enable Purchaser to begin to manufacture Smith-Midland precast concrete products. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an             Off-Balance Sheet Arrangement of a Registrant

On July 21, 2016, in order to finance the purchase described in Item 1.01, the Company borrowed $1,317,500 from Summit Community Bank (the “Bank”). Such loan is evidenced by a promissory note, dated July 19, 2016 (the “Note”). The Note provides for a 15 year term, a fixed annual interest rate of 5.29%, monthly fixed payments of $10,672.91 and a security interest in favor of the Bank in respect of the land, building and fixtures purchased with the proceeds of the loan. The security interest is described in a Commercial Security Agreement, dated July 19, 2016, between the Company and the Bank (the “Security Agreement”). Copies of the Note and Security Agreement are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.
Exhibit No.           Exhibit Description
10.1            Purchase Agreement
10.2            Note
10.3            Security Agreement

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH-MIDLAND CORPORATION
Dated: July 27, 2016	By: /s/ William A. Kenter
William A. Kenter
Chief Financial Officer

SMITH-MIDLAND CORPORATION
Exhibit to Current Report on Form 8-K
July 27, 2016

Exhibit No    Exhibit Description
10.1        Purchase Agreement
10.2        Note
10.3        Security Agreement